Exhibit 21.1

SUBSIDIARIES OF WYNN RESORTS, LIMITED

Rambas Marketing Co., LLC
Wynn International Marketing, Ltd (an Isle of Man limited liability company)
Toasty, LLC (a Delaware limited liability company)
B/W Clothiers, LLC (a 50% owned joint venture)
Valvino Lamore, LLC
Wynn Gallery, LLC
World Travel G-IV, LLC
Chamber Associates, LLC
Wynn Vacations, LLC
Wynn Aircraft, LLC
Wynn Aircraft II, LLC
Wynn Aircraft III, LLC
Wynn Aircraft IV, LLC
Asia Development, LLC
Development Associates, LLC
Worldwide Wynn, LLC
Nevada Realty Associates, LLC
Wynn Design & Development, LLC
Wynn Golf, LLC
Wynn Resorts Development, LLC
Wynn Resorts Hotel Marketing & Sales (Asia), LLC
Las Vegas Jet, LLC
Wynn Group Asia, Inc.
WM Cayman Holdings Limited I (a Cayman Islands company)
Wynn Macau, Limited (a Cayman Islands company and a 72% owned company)
WML Finance I Limited (a Cayman Islands company)
WM Cayman Holdings Limited II (a Cayman Islands company)
Wynn Resorts, International, Ltd. (an Isle of Man company)
Wynn Resorts (Macau) Holdings, Ltd. (an Isle of Man company)
Wynn Resorts (Macau), Ltd. (a Hong Kong Limited company)
Wynn Resorts (Macau), S.A. (a Macau SA company)
Palo Real Estate Company Ltd. (a Macau SA company)
Wynn Macau Development Company, LLC
Wynn IOM Holdco I, Ltd. (an Isle of Man company)
Wynn IOM Holdco II, Ltd. (an Isle of Man company)
Wynn Manpower, Limited (a Macau limited company)
SH Hoteleria Limitada (a Macau limited company)
Wynn Resorts Holdings, LLC
Wynn Las Vegas, LLC
World Travel, LLC
Wynn Las Vegas Capital Corp.
Wynn Show Performers, LLC
Wynn Sunrise, LLC
WLV Events, LLC
Kevyn, LLC
PW Automotive, LLC (a Delaware Limited Liability Company and 50% owned joint venture)
Wynn America, LLC
Wynn Las Vegas Holdings, LLC
Wynn MA, LLC
Everett Property, LLC
Wynn Interactive, LLC
Wynn North Asia, LLC

All subsidiaries are formed in the State of Nevada and wholly owned unless otherwise specifically identified.